Exhibit 8.1

July 14, 2005

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202

Ladies and Gentlemen:

          We have acted as tax counsel to Colonial Properties Trust, an Alabama real estate investment trust (“the Company”), in connection with its registration of 3,573,827 common shares of beneficial interest, par value $.01 per share, of the Company, which may be issued from time to time in connection with the Company’s Direct Investment Program, as more fully described in the Company’s prospectus (the “Prospectus”) contained in the registration statement on Form S-3 (Registration No. 333-126125) filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2005, as amended through the date hereof (the “Registration Statement”). In connection with the filing of the Registration Statement, we have been asked to provide you with an opinion regarding certain federal income tax matters related to the Company. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in a letter from the Company to us dated as of the date hereof (the “Management Representation Letter”).

Basis for Opinion

          The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

          In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Prospectus, (2) the Registration Statement, (3) the discussion under the heading “Material U.S. Federal Income Tax Considerations” included in the Form 8-K filed by the Company with the SEC on July 14, 2005 (the “Form 8-K”)), (4) the Pre-Effective Amendment No. 1 to the Registration Statement filed concurrently with this opinion, (5) the Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership (the “Operating Partnership”) dated as of October 19, 1999, as amended through the date hereof, (6) the Declaration of Trust of the Company, as amended through the date hereof (the “Declaration of Trust”) and, with respect to each series of the Company’s preferred shares of beneficial interest, the articles supplementary establishing and fixing the rights and preferences of such series of preferred shares, and (7) the Articles of Incorporation of Colonial Properties Services, Inc. (the “Management Corporation”), as amended through the date hereof. The opinions set forth in this letter also are premised on certain written representations as to factual matters made by the Company contained in the Management Representation Letter.

          For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Registration Statement and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, including, without limitation, any state and local tax considerations relevant to the Company or any tax matters described in the Form 8-K, under the heading “Certain Alabama State Tax Considerations.”

          Moreover, in connection with our opinion, we have assumed, with your consent:

          (1) that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Declaration of Trust, have been and will be performed or satisfied in accordance with their terms;

          (2) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

          (3) that each of the Operating Partnership and the Management Corporation has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement and the Management Representation Letter; and

          (4) that the Company is a validly organized real estate investment trust under the laws of the State of Alabama, each Taxable REIT Subsidiary is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each of the partnerships or limited liability companies in which the Company, directly or indirectly, owns an interest (the “Partnership Subsidiaries”) is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinion

          Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

          1. commencing with its taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation and capital structure (as described in the Management Representation Letter and the Registration Statement, including the Form 8-K) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2005, and thereafter; and

          2. the discussion in the Registration Statement under the heading “Federal Income Taxes” and the discussion in the Form 8-K under the heading “Material U.S. Federal Income Tax Considerations,” to the extent that they purport to describe provisions of United States federal income tax law, are correct in all material respects.

          We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company’s distributions to its shareholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

          This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, and to the reference to Hogan & Hartson L.L.P. under the caption “Legal Matters” in the Prospectus. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.